Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Barrett Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Barrett Funds for the year ended June 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Barrett Funds for the stated period.

/s/ Peter H. Shriver	/s/ Robert J. Voccola
Peter H. Shriver President, The Barrett Funds	Robert J. Voccola Treasurer, The Barrett Funds
Dated: September 8, 2005	Dated: September 8, 2005

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Barrett Funds for purposes of the Securities Exchange Act of 1934.